RESTATED AND AMENDED SPONSOR AGREEMENT
                        TOUCHSTONE VARIABLE SERIES TRUST

                                 AMENDMENT NO. 1

     AMENDMENT dated as of April 28, 2003, between TOUCHSTONE VARIABLE SERIES TRUST, a Massachusetts business trust (the "Trust") and TOUCHSTONE ADVISORS, INC., an Ohio corporation ("Touchstone").

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended;

     WHEREAS, the Trust has engaged Touchstone to provide certain management services with respect to certain series of the Trust (each a "Fund") pursuant to the Restated and Amended Sponsor Agreement dated as of May 1, 2002, between the Trust and Touchstone (the "Agreement"); and

     WHEREAS,  the Trust and  Touchstone  wish to amend the Agreement to reflect
(1) the addition of the Touchstone Baron Small Cap Fund and the Touchstone Money Market Fund - Class SC shares to Section 4 of the Agreement; (2) the removal of the Growth/Value Fund and the Standby Income Fund; (3) amended provisions with respect to the percentage limits to which Touchstone will waive fees or reimburse a portion of the operating expenses of the Touchstone Large Cap Growth Fund (formerly the Touchstone Equity Fund), the Touchstone Third Avenue Value Fund (formerly the Touchstone Small Cap Value Fund) and the Touchstone Money Market Fund--Class I shares (formerly the Touchstone Money Market Fund) and (4) amended provisions with respect to termination of Touchstone's obligations in
Section 5 of the Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as set forth in the Agreement and herein, acting pursuant to
Section 12 of the Agreement, the Trust and Touchstone hereby amend the Agreement as follows:

     (A) Section 4 of the Agreement shall read as follows:

     4. OPERATING EXPENSE WAIVERS OR REIMBURSEMENT. Touchstone shall waive all or a portion of its fee pursuant to this Agreement and/or reimburse a portion of the operating expenses (including amortization of organization expense, but excluding interest, taxes, brokerage commissions and other portfolio transaction expenses, capital expenditures and extraordinary expenses) ("Expenses") of each Fund such that, after such waiver and/or reimbursement, the aggregate Expenses of the Fund shall be less than or equal on an annual basis to the following percentage of the average daily net assets of the Fund for the Fund's then-current fiscal year:

          Touchstone Baron Small Cap Fund                       1.65%
          Touchstone International Equity Fund                  1.25%
          Touchstone Emerging Growth Fund                       1.15%
          Touchstone Third Avenue Value Fund                    1.05%
          Touchstone Large Cap Growth Fund                      1.05%
          Touchstone Enhanced 30 Fund                           0.75%
          Touchstone Value Plus Fund                            1.15%
          Touchstone Growth & Income Fund                       0.85%
          Touchstone Balanced Fund                              0.90%
          Touchstone High Yield Fund                            0.80%
          Touchstone Core Bond Fund (formerly the Bond Fund)    0.75%
          Touchstone Money Market Fund -Class SC                0.55%
          Touchstone Money Market Fund - Class I                0.28%

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     5. TERMINATION OF OPERATING EXPENSE WAIVERS OR REIMBURSEMENTS. Touchstone's
waiver obligations or its reimbursement obligations with respect to a Fund may be terminated by Touchstone after the applicable date listed below upon at least 30 days prior written notice to the Fund (an "Expense Cap Termination"):

          Touchstone Baron Small Cap Fund                     April 30, 2005
          Touchstone International Equity Fund             December 31, 2003
          Touchstone Emerging Growth Fund                  December 31, 2003
          Touchstone Third Avenue Value Fund                  April 30, 2005
          Touchstone Large Cap Growth Fund                    April 30, 2005
          Touchstone Enhanced 30 Fund                      December 31, 2003
          Touchstone Value Plus Fund                          April 30, 2005
          Touchstone Growth & Income Fund                  December 31, 2003
          Touchstone Balanced Fund                         December 31, 2003
          Touchstone High Yield Fund                          April 30, 2004
          Touchstone Core Bond Fund                        December 31, 2003
          Touchstone Money Market Fund -Class SC           December 31, 2005
          Touchstone Money Market Fund - Class I           December 31, 2005

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, all as of April 28, 2003. The undersigned has executed this Agreement not individually, but as an officer under the Trust's Declaration of Trust, and the obligations of this Amendment are not binding upon the Trust's Trustees, its officers, or investors in the Funds individually, but bind only the Trust estate.

TOUCHSTONE ADVISORS, INC.               TOUCHSTONE VARIABLE SERIES TRUST


By: /s/ Patrick T. Bannigan             By: /s/ Michael S. Spangler
    -------------------------               --------------------------
Name:   Patrick T. Bannigan             Name:   Michael S. Spangler
Title:  Senior Vice President           Title:  Vice President

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